EXHIBIT 4.1

SUBSCRIPTION AGREEMENT


THIS SUBSCRIPTION AGREEMENT (The "Agreement") is made as of the __________day of _______________, 2001 by and among SONUS
COMMUNICATION HOLDINGS, INC., a Delaware corporation ("Sonus" or the "Company"), and the investors who complete and return to Sonus the attached Schedule A, which is expressly made a part hereof the (the "Investors").

WITNESSETH

WHEREAS, the Company desires to sell to the Investors up to 150
Units (the "Units" as defined in Section 1 Below) offered by the Company, subject to the terms and conditions set forth herein;
and

WHEREAS, the Investors desire to purchase such Units;

NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Units.
Each Unit sold hereunder shall include one $1000 8%
Convertible Debenture of the Company (the "Debenture")) and a common stock purchase warrant, which entitles the holder to purchase 16,000 shares of the common stock of the Company, par value $.0001 per share (the "Common
Stock")for $.01 per share (the "Warrant"), as adjusted in accordance with the terms of the Warrant.

2.	Purchase and Sale of Units.

a.	Sale and Issuance.  Subject to the terms and
conditions of the Agreement, each Investor agrees,
severally but not jointly, to purchase at the
Closing (as hereinafter defined), and Sonus agrees
to sell and issue at the Closing, the number of
Units set forth on the Investor's signature page,
attached hereto as Schedule A, for the purchase
price of $1000 per Unit, to be paid by check subject
to collection, or wire transfer, from Investor and
delivered to Sonus upon execution and delivery
hereof by Investor.
b.	Maximum Offering.   The offering of the Units
("offering") shall be conducted by Sonus.  There is
no minimum subscription for Units or minimum
aggregate offering.  The maximum subscription is 150
Units or  $150,000.  Subject to the foregoing,
closings will be held at the discretion of the
Company, upon receipt of subscriptions and
acceptance thereof by Sonus.  An executed copy of
the Subscription Agreement, and a statement of
accredited investors (if not already filed with the
Company), together with the purchase price, should
be returned to the Company.  All funds will be held
at Commercial Bank of New York, pending Closing, and
will be returned in full, without interest, if Sonus
rejects a subscription or terminates the Offering.
This Offering shall terminate on_________, unless
extended by the Company in its sole discretion (the
"Termination Date").
c.	Closings.   The purchase and sale of the Units shall
take place at a closing at the office of the Company, 55 John Street, 2nd Floor, New York, NY
10038, upon receipt of acceptable subscriptions by Sonus, or at such other time and place as Sonus may designate (the "Closing"); provided that all Closings shall take place no later than the Termination Date. At the Closing, Sonus shall accept the subscription payments against delivery to its transfer agent of irrevocable instructions directing the transfer agent to issue to the Investors certificates representing the portion of their Units comprised of Debentures and against issuance of the Warrants to Investors.

3.	Representations and Warranties of Sonus.

a.	Organization, Good Standing and Qualification.
Sonus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted.
Sonus is duly qualified to transact business and is in good standing, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

b.	Capitalization.   The authorized capital of Sonus
consists of 1000,000,000 shares of Common Stock, par value $.0001, of which 12,092,285 are issued and outstanding, not including any options, warrants or convertible securities.

c.	Authorization.   Corporate action on the part of the
Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Units, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and Company has requisite corporate power and authority to enter into this Agreement.


4.	Representations and Warranties of Investors.   Each Investor
hereby represents and warrants to Sonus as follows:

a.	Power and Authority; Binding Obligation.   Investor
has full power and authority to enter into this Agreement. This Agreement has been duly duly executed and delivered by Investor and, assuming due authorization, execution and delivery by Sonus, constitutes Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

b.	Purchase Entirely for Own Account, Etc.   The Units
to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.
Investor has no present intention of selling, granting any participation in, or otherwise distributing the Units. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to the Units. The
Investor has not construed the contents of the agreement, or any additional agreement with respect tot the proposed investment n the Units or any prior or subsequent communications form Sonus, or any of its officers, employees or representatives, as investment, or legal advice, or as information necessarily applicable to such Investor's particular financial situation. The investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Units.

c.	Disclosure.   Investor has received or reviewed all
the information, which such Investor has requested for the purposes of determining the merits of the Units as an investment. Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, and the terms and conditions of the offering of Units. INVESTOR ACKNOWLEDGES AND AGREES
THAT THE PURCHASE OF THE UNITS INVLVES A HIGH DEGREE
OF RISK, AND MAY RESULT IN A LOSS OF THE ENTIRE
AMOUNT INVESTED.  THERE IS NO ASSURANCE THAT THE
COMPANY'S OPERATIONS WILL BE PROFITABLE IN THE
FUTURE OR THAT ANY PUBLIC MARKET FOR THE UNITS WILL
BE AVAILABLE.

d.	Accredited Investor.   Investor is an accredited
investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended
("Securities Act"). The information provided by Investor on the Statement of Accredited Investor, previously filed with the Company is still true and correct in all respects as of the date first set forth above. Investor is capable of bearing the economic risk of an investment in the Units, including the possible loss of Investor's entire investment. Investor has such knowledge and experience in financial or business matters that it is capable of evacuating the merits and risks of an investment in the Units offered hereby. If other than an individual, Investor has not been organized solely for the purpose of acquiring the Units.

e.	Restricted Securities: Investor understand that the
Units being purchased hereunder are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Units may be resold without registration under the Securities Act only in certain limited circumstances. Investor is familiar with Rule 144 promulgated by the Commission under the Securities
Act, and understands the resale limitations imposed thereby and by the Securities Act generally.
Investor also acknowledges that the Units are subject to significant restrictions on transfer, pledge or hypothecation.

f.	Legends.   It is understood that certificates or
other evidence of the Units may bear the following legend, as well as any legend required by the laws of any state:

"	"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY
NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
HYPOTHECATED THE ABSENCE OR A REGISTRATION STATEMENT
IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH
ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE
ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED
PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE
SECURITIES ACT OF 1933, AS AMENDED."

g.	Consents and Approvals; No Conflict.

(i) The execution and delivery of this Agreement by the Investor does not, and the performance of the Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Investor from performing any of its material obligations under this Agreement.

(ii)	The execution, delivery and performance of this
Agreement by the Investor does not (A) in the case of any Investor that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Investor, or (B) except as would not have a material adverse effect on the ability of the Investor to consummate the transaction contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgement, injunction, decree, determination or award applicable to the Investor.

5.	Covenants of Investors.   Each Investor hereby represents and
warrants to Sonus as follows:

a.	 Limitations on Disposition.   Investor shall not
make any disposition of all or any portion of the Units unless and until such proposed disposition shall in all respects comply with the following terms and conditions:

(i)	There is then in effect a registration
statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

(ii)	Such Investor shall have notified Sonus of the
proposed disposition and shall have furnished
Sonus with a detailed statement of the
circumstances surrounding the proposed
disposition, and, if requested by Sonus, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to Sonus, that such disposition will not require registration of the Units under the Securities Act.

b.	Confidentiality.   Investor shall maintain in
confidence, and shall not use or disclose without the prior written consent of Sonus, any information that is furnished to it by the Company or its agents in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (i) in the public domain through no unauthorized act or failure to act by any Investor,
(ii) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, (iii) known previously by such Investor or lawfully developed by such Investor independent of any disclosure by Sonus or its agents or (iv) disclosed to legal or financial advisors in the ordinary course of evaluating this investment; provided, however, that such advisors agree to be bound by the provisions of this Section 5.b. Investor shall return to Sonus all materials containing such information upon request by Sonus in the event that Investor's subscription is not accepted by Sonus.

6.	Conditions of Investor's Obligations at Closing.   The
obligations of each Investor hereunder are subject to , and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

a.	Representations and Warranties.   The
representations and warranties of Sonus contained herein shall be true and correct on and as of the closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

b.	Performances.   Sonus shall have performed and
complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided that the obligations of the Investors shall not be subject to or contingent upon the issuance by Sonus of the Units to the persons or entities who submit the attached Schedule A who have not performed or tendered the performance of their obligations required to be performed under this Agreement on or prior to the Closing.

7.	Conditions of Sonus's Obligations at Closing.   The
obligations of Sonus to each Investor hereunder are subject to and contingent upon the fulfillment by such Investor, on or before the Closing, of each of the following conditions.

a.	Representations and Warranties.   The
representations and warranties of the Investor contained in Section 3 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

b.	Payment of Purchase Price by Investors.   Each
Investor shall have delivered to Sonus the purchase price specified in Schedule A attached hereto, n the manner specified in Section 2 hereof.

c.	Statement of Accredited Investor.   Each Investor
shall have delivered to Sonus the statement of Accredited Investor in the form set forth in Schedule B attached hereto, and the information provided therein shall be complete and correct on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

8.	Registration Rights.   With regard to the shares of Common
Stock issuable upon conversion of the Debentures or exercise of the Warrants, the Investors shall only have those
registration rights which are specifically set forth in the
Debentures and the Warrants themselves.
9.	Miscellaneous.

a.	Survival of Warranties.   The representations,
warranties and covenants of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

b.	Successors and Assigns.   This Agreement may not
be assigned by any party hereto; the terms and conditions of the Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in the Agreement.

c.	Governing Law.   This Agreement shall be governed
by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

d.	Counterparts.   This Agreement may be executed in
one or more counterparts, each of, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e.	Titles and Subtitles.   The titles and subtitles
used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

f.	Notices.   Unless otherwise provided, any notice
required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

i.	if to Sonus, addressed to SONUS COMMUNICATION
HOLDINGS, INC., c/o Mr. Frank Szabo, 55 John
Street, 2nd FL, New York, NY 10038 with a copy to Cecil E. Martin, III, Esq., McGuire Woods LLP,
Seven Saint Paul Street, Baltimore, Maryland
21202 or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of the Section 11;
and

ii.	if to the Investors, at their respective
addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to Sonus in accordance with the provisions of this Section
11.

g.	Expenses.   Irrespective of whether a Closing is
effected, Sonus and the Investors shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

h.	Amendments and Waivers.   Any term of this
Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of Sonus and a majority in interest of the Investors purchasing Units in this Offering.

i.	Severability.   If one or more provisions of the
Agreement are held to be unenforceable under applicable law, such provisions shall be excluded form this agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

j.	Entire Agreement.   This Agreement (including the
exhibits and schedules hereto) with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

10.	 Releases   Subject to and in consideration of the
foregoing, Investor hereby releases and discharges
Theodore Flomenhaft, Leonard Flomenhaft, L. Flomenhaft &
Co., Incorporated, and Quadrant Management, Inc. (the
Releasees), and their principals, parents, subsidiaries,affiliates, predecessors, successors, shareholders, current and former officers, current and former directors, employees, representatives, current and former attorneys, heirs, and assigns, from any and all past and present actions, causes of action, suits, claims, counterclaims, complaints, rights, obligations, debts, demands, agreements, damages, judgments, promises, representations, extents, executions, liabilities, controversies, costs, expenses and attorneys' fees whatsoever, whether based on federal or state law, equity, right of arbitrationor otherwise, whether filed with any federal or state court, regulatory authority, self-regulating authority or stock exchange (including, without limitation, the National Association of Securities Dealers, Inc., TheNASDAQ/AMEX Market Group, the Securities and Exchange Commission or any affiliates or successors thereto), whether known or unknown, whether or not accrued, and whether or not asserted in litigation or arbitration which they ever had, now have or may hereafter have from the beginning of the world until the day of the date of this Agreement relating to the Company. The Investor also hereby agrees not to participate in or assist with any class action or other proceeding brought against any of the Releasees.




IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.


						SONUS COMMUNICATION
HOLDING, INC.

						By:
___________________________________
								Name
								Title

						(Investor Signature
Pages Follow)